UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2021

SELECTIS HEALTH, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

8480 E. Orchard Road, Ste. 4900, Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 680-0808

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 29, 2021, Selectis Health, Inc., approved the grant of Restricted Stock Units (“RSU”) to certain of its officers. The RSU’s were issued under the Company’s 2021 Deferred Compensation and Equity Award Plan which was adopted effective July 1, 2021 (the “Plan”). The Plan was adopted by the Board of Directors under the Company’s 2021 Equity Incentive Plan which was approved by the Board of Directors and Shareholders of the Company at the 2021 Annual Meeting of Shareholders held in May 2021. A copy of the Plan is filed herewith as Exhibit 4.1

In the recent grants, Lance Baller, CEO, was granted 60,000 RSU’s and Randy Barker, President and COO, was granted 60,000 RSU’s. The RSU’s are fully vested upon grant. Copies of the RSU’s are filed herewith as Exhibits 4.2 and 4.3, respectively.

The RSU’s confer no rights as a shareholder of the Company. Rather, the RSU’s can be settled in the future for shares of the Company’s common stock. On settlement, each RSU can be settled for one share of common stock. Until settled, the RSU’s do not entitle the holder to any voting rights or right to participate in dividends.

ITEM 9.01:	EXHIBITS

Item	Title

4.1	2021 Deferred Compensation and Equity Award Plan

4.2	Baller Restricted Stock Unit

4.3	Barker Restricted Stock Unit

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Selectis Health, Inc.
(Registrant)

Dated: December 30, 2021	/s/ Lance Baller
Lance Baller, CEO